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                                                                    EXHIBIT 10.8


                                  AMENDMENT TO
                 SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENT


         AMENDMENT, dated as of May 11, 2001 (the "Amendment"), to the Shareholders and Registration Rights Agreement (the "Agreement") dated as of December 24, 1999, by and among Golden Telecom, Inc., a Delaware corporation (the "Company"), Global TeleSystems Europe Holdings B.V. (as the assignee of Global TeleSystems Europe B.V., which is the assignee of Global TeleSystems, Inc.), a company organized and registered under the laws of the Netherlands ("GTS"), and Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership ("Investor").


                                    RECITALS

         A. GTS has sold an aggregate of 12,195,122 shares of the Company's common stock, par value $.01 per share ("Common Stock"), in a private placement to the Investor and other investors (the "Private Placement") pursuant to a Share Purchase Agreement dated April 2, 2001 (the "Purchase Agreement").

         B. In order to induce the Investor and other investors to enter into the Purchase Agreement, GTS has granted to each of the Investor and such other investors an option (an "Option") to purchase additional shares of Common Stock of the Company held by GTS.

         C. In connection with the Private Placement, the parties to the Purchase Agreement are entering into a Shareholders Agreement in order to set forth the terms and conditions of agreements between them regarding certain rights and restrictions with respect to the shares of Common Stock held by them and the management of the Company (the "New Shareholders Agreement").

         D. The parties hereto desire to: (i) amend certain provisions of the Agreement relating to the registration rights held by the Investor, and (ii) terminate the effectiveness of certain provisions of the Agreement that will be superseded and replaced by corresponding provisions of the New Shareholders Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

         1. The definition of "Registrable Securities" contained in Section 1 of the Agreement shall be amended and restated to read in its entirety as follows:

         " 'REGISTRABLE SECURITIES' means (i) the shares of Common Stock acquired by the Investor pursuant to that certain Subscription Agreement dated November 13, 1999 between the Company and the Investor and that certain Share Purchase Agreement dated April 2, 2001 by and between Global TeleSystems, Inc., Alfa Telecom Limited, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV, (ii) any shares of Common Stock issued or issuable to Investor upon the exercise of the options granted under any of those certain Stock Option Agreements dated as of May 11, 2001 by and between GTS and each of (x) Alfa Telecom Limited (as assignee of


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     Alfa Bank Holdings Limited), (y) Capital International Global Emerging
     Markets Private Equity Fund, L.P., and (z) Cavendish Nominees Limited and First NIS Regional Fund SICAV and (iii) any securities issued or issuable with respect to the shares of Common Stock described in sub-clauses (i) and
     (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until in each case such shares of Common Stock or other securities are not Restricted Securities as defined in Section 2."

         2. Section 5(r) of the Agreement shall be amended and restated to read in its entirety as follows:

         "(r) take such other reasonable steps that are necessary or advisable to permit the sale of such Registrable Securities, including without limitation making the appropriate management personnel available for roadshows and other meetings with investors and any other actions as may be reasonably requested by the Investors and the underwriters."

         3. Sections 9, 10, 11 and 13 shall be deleted from the Agreement and shall have no further force or effect, and Sections 12 and 14 (and any related cross-references) shall be re-numbered accordingly.

         4. Section 12 of the Agreement (as re-numbered to be Section 9) shall be amended and restated to read in its entirety as follows:

         "9. TERMINATION

         This Agreement shall expire on the date on which all of the Registrable Securities are, based on an opinion of counsel reasonably acceptable to the Investor, eligible for sale by the Investor pursuant to Rule 144(k) (or any successor provision)."

         5. The Agreement, as amended hereby, shall remain in force and effect, and the parties shall adhere to and be bound by the terms of the Agreement, as amended hereby.

         6. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

         7. This Amendment to the Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York (without regard to the conflicts of laws principles thereof).

                            [signature page follows]


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         IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed and delivered this Amendment to the Agreement in one or more counterparts, each of which shall be an original but which together shall constitute one and the same instrument, all as of the date first written above.



                                         CAPITAL INTERNATIONAL GLOBAL EMERGING
                                         MARKETS PRIVATE EQUITY FUND, L.P.

                                         By  CAPITAL INTERNATIONAL INC.,
                                         General Partner



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         GOLDEN TELECOM, INC.



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         Global TeleSystems Europe Holdings B.V.



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:



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